Exhibit 99.1






                         U.S. TIMBERLANDS COMPANY, L.P.



FOR IMMEDIATE RELEASE


Contacts:                Thomas C. Ludlow
                         Chief Financial Officer
                         U.S. Timberlands Company, L.P.
                         (212) 755-1100



     U.S. TIMBERLANDS REPORTS FIRST QUARTER CASH FLOW AND OPERATING RESULTS


NEW YORK, May 20, 2003 -- U.S.  Timberlands  Company,  L.P. (OTC Bulletin Board:
TIMBZ) today announced cash flow and operating results for the quarter ended March 31, 2003.

Cash flow for the first quarter of 2003, as measured by EBITDDA, was negative $0.5 million or $0.04 per unit, compared to negative cash flow of $2.6 million, or $0.20 per unit, for the same period in 2002. EBITDDA is defined as operating income plus depletion, depreciation, road amortization and cost of timber and property sales. The Company reported a net loss for the first quarter of 2003 of $9.3 million, or $0.72 per unit, as compared to a net loss of $9.0 million, or $0.70 per unit, for the same period in 2002. Revenues for the first quarter of 2003 were $6.8 million as compared with $2.2 million for the same period in 2002.

U.S. Timberlands Company, L.P. and its affiliate, own 667,000 fee acres of timberland and cutting rights on 18,000 acres of timberland containing total merchantable timber volume estimated to be approximately 1.6 billion board feet in Oregon and Washington, east of the Cascade Range. U.S. Timberlands specializes in the growing of trees and the sale of logs and standing timber. Logs harvested from the timberlands are sold to unaffiliated domestic conversion facilities. These logs are processed for sale as lumber, molding products, doors, millwork, commodity, specialty and overlaid plywood products, laminated veneer lumber, engineered wood I-beams, particleboard, hardboard, paper and other wood products. These products are used in residential, commercial and industrial construction, home remodeling and repair and general industrial applications as well as a variety of paper products. U.S. Timberlands also owns and operates its own seed orchard and produces approximately four million conifer seedlings annually from its nursery, approximately 75% of which are used for its own internal reforestation programs, with the balance sold to other forest products companies.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Federal securities laws. Although U.S. Timberlands believes that expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected. Such risks, trends and uncertainties include the highly cyclical nature of the forest products industry, economic conditions in export markets, the possibility that timber supply could increase if governmental, environmental or endangered species policies change, and limitations on U.S. Timberlands' ability to harvest its timber due to adverse natural conditions or increased governmental restrictions. For a more complete description of factors, which could impact U.S. Timberlands and the statements contained herein, reference should be made to U.S. Timberlands' filings with the United States Securities and Exchange Commission.


                        (FINANCIAL STATEMENTS TO FOLLOW)

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER UNIT INFORMATION)
                                (UNAUDITED)

                                                                                          Quarter Ended March 31,
                                                                             -----------------------------------------------
                                                                                    2003                       2002
                                                                             -----------------------------------------------
Revenues                                                                        $      6,831               $      2,155
Cost of timber harvested                                                              (3,468)                    (1,037)
Depletion, depreciation and road amortization                                         (2,883)                    (1,066)
Cost of timber and property sales                                                       (474)                        --
                                                                                ------------               ------------
            Gross profit                                                                   6                         52
                                                                                ------------               ------------

Selling, general and administrative                                                   (1,657)                    (1,381)
Equity in net loss of affiliate                                                       (2,228)                    (2,327)
                                                                                ------------               ------------
            Operating income (loss)                                                   (3,879)                    (3,656)
                                                                                ------------               ------------

Interest expense                                                                      (5,385)                    (5,384)
Interest income                                                                            4                          3
Amortization of deferred financing fees                                                 (169)                      (169)
Other income, net                                                                         33                         43
                                                                                ------------               ------------

Loss before general partner and minority interest                                     (9,396)                    (9,163)
Minority interest                                                                         --                         92
                                                                                ------------               ------------

Net loss                                                                              (9,396)                    (9,071)
General partner interest                                                                  95                         92
                                                                                ------------               ------------

Net loss applicable to common and subordinated units                            $     (9,301)              $     (8,979)
                                                                                ============               ============

Net loss per Unit (a)                                                           $      (0.72)              $      (0.70)
                                                                                ============               ============

Units outstanding (a)                                                             12,859,607                 12,859,607
                                                                                ============               ============

EBITDDA (b)                                                                     $       (522)              $     (2,590)
                                                                                ============               ============

EBITDDA per Unit (a)                                                            $      (0.04)              $      (0.20)
                                                                                ============               ============


(a) Calculations of per unit amounts are made after giving effect to the General Partner's allocation of net income and EBITDDA

(b) EBITDDA is defined as operating income plus depletion, depreciation, road amortization and cost of timber and property sales.




                            U.S. TIMBERLANDS COMPANY, L.P.
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS)

                                                                                           March 31,        December 31,
                                                                                             2003               2002
                                                                                        ----------------   ----------------
                                                                                          (UNAUDITED)             *
ASSETS
            Current assets:
            Cash and cash equivalents                                                       $   1,981          $     965
            Accounts receivable, net                                                              466              1,028
            Due from general partner                                                               --                  6
            Other receivables                                                                     432                211
            Notes receivable                                                                    1,191              1,344
            Prepaid expenses and other current assets                                             255                331
                                                                                            ---------          ---------

                     Total current assets                                                       4,325              3,885

            Timber and timberlands, net                                                       150,304            163,980
            Investment in affiliate                                                            47,118             38,881
            Property, plant and equipment, net                                                    889                905
            Notes receivable, less current portion                                                 10                 10
            Restricted cash                                                                        91                 82
            Deferred financing fees, net                                                        3,130              3,298
                                                                                            ---------          ---------

                    Total assets                                                            $ 205,867          $ 211,041
                                                                                            =========          =========

LIABILITIES AND PARTNERS' CAPITAL/(DEFICIENCY)
            Currrent liabilities:
            Accounts payable                                                                $     503          $   1,454
            Accrued liabilities                                                             $   9,049          $   3,990
            Payable to general partner                                                            115                 --
                                                                                            ---------          ---------

                     Total current liabilities                                                  9,667              5,444
                                                                                            ---------          ---------

            Long-term debt                                                                    225,000            225,000
                                                                                            ---------          ---------

            Minority interest                                                                      --                 --
                                                                                            ---------          ---------

            Partners' capital:
            General partner interest                                                             (291)              (196)
            Limited partner interest
              (12,859,607 units issued and outstanding as of March 31 2003 and 2002)          (28,509)           (19,207)
                                                                                            ---------          ---------

                     Total liabilities and partners' capital                                $ 205,867          $ 211,041
                                                                                            =========          =========

* Derived from audited Consolidated Balance Sheet of December 31, 2002

                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS)
                           (UNAUDITED)


                                                                              Quarter Ended March 31,
                                                                  ----------------------------------------------
                                                                         2003                       2002
                                                                  ----------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities                        $ 1,118                $  (473)
                                                                           -------                -------

CASH FLOWS FROM INVESTING ACTIVITIES:
            Timber, timberlands and road additions                            (102)                  (102)
            Purchase of property, plant and equipment - net                   --                       (4)
                                                                           -------                -------
Net cash used in investing activities                                         (102)                  (106)
                                                                           -------                -------

CASH FLOWS FROM FINANCING ACTIVITIES:                                         --                     --
                                                                           -------                -------
Increse (decrease) in cash and cash equivalents                              1,016                   (579)
Cash and cash equivalents - beginning of period                                965                  1,070
                                                                           -------                -------

Cash and cash equivalents - end of period                                  $ 1,981                $   491
                                                                           =======                =======
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